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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Edward Wozniak                          Michael Newman
          Chief Financial Officer                 Investor Relations Consultant
          Egghead, Inc.                           Fi. Comm. Ltd.
          (509) 891-4851                          (800) 790-0569

                 EGGHEAD ANNOUNCES CHANGES TO BOARD OF DIRECTORS

SPOKANE, Wash. -- July 26, 1996 -- Egghead, Inc. (NASDAQ: EGGS) today announced that Mr. Paul G. Allen, a long time investor in the Company, will be replaced on the Company's Board of Directors by Mr. Eric Robison, an employee of Vulcan Ventures, Inc., a private investment firm founded by Mr. Allen and for which Mr. Allen serves as Chairman.

In a statement, Mr. Allen noted that "My many other commitments, both public and private, compel me to make this decision." Mr. Allen has served on Egghead's Board of Directors for over nine years. Mr. Robison will step into Mr. Allen's unexpired term immediately.

The Company also announced that Mr. Mel Wilmore, President and Chief Operating Officer for Ross Stores, Inc., has agreed to serve on the Board. Mr. Wilmore brings great depth of experience in retail operations to Egghead.

Both Mr. Robison and Mr. Wilmore will be added to the slate of directors to be elected at the Company's annual meeting, scheduled for September 25, 1996.

Egghead, Inc. is a leading retailer of computer software, hardware and accessories with stores located throughout the country and corporate offices located in Spokane.